Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Investment Trust II
333-33607
811-8333

On December 24, 2008, under Conformed Submission
485BPOS, accession number, 0001193125-08-260168,
a Form N-1A was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained two new series for Nuveen
Investment Trust II, Nuveen Santa Barbara
Growth Plus Fund and Nuveen Tradewinds Global All-Cap
Growth Plus Fund.

On December 23, 2008, under Conformed Submission
485BPOS, accession number, 0001193125-08-258486,
a Form N-1A was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained one new series for Nuveen
Investment Trust II, Nuveen Santa Barbara
EcoLogic Equity Fund.

On December 19, 2008, under Conformed Submission
485BPOS, accession number, 0001193125-08-257257,
a Form N-1A was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained two new series for Nuveen
Investment Trust II, Nuveen Tradewinds Japan Fund and
Nuveen Tradewinds Emerging Markets Fund.

See each Prospectus for terms of the securities.